MA SOC Filing Number: 202564065910 Date: 8/6/2025 9:22:37 AM

To: Page: 3 of 4 2025-08-06 09:20:26 EDT 16179041617 From: Dahrlena Mitchell The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement. [SIGNATURE PAGE FOLLOWS]

To: Page: 4 of 4 2025-08-06 09:20:26 EDT 16179041617 From: Dahrlena Mitchell IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written. Matthew A. Babinsky, Assistant Secretary STATE OF NEW YORK) COUNTY OF NEW YORK) ) Then personally appeared the above-named Matthew A. Babinsky and acknowledged this instrument to be his free act and deed this 5th day of August, 2025. hnaMor Gina M. Gomes GINA M. GOMES NOTARY PUBLIC, STATE OF NEW YORK Registration No. 01 GO5038685 Qualiffed in Richmond Count y Commisslon Explres January 30. 2027

THE COMMONWEALTH OF MASSACHUSETTS I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on: WILLIAM FRANCIS GALVIN Secretary of the Commonwealth August 06, 2025 09:22 AM MA SOC Filing Number: 202564065910 Date: 8/6/2025 9:22:37 AM